Exhibit 12

          Statement of computation of ratios.
     244

Statements re: Computation of Ratios
Item 1(l) Business - Statistical Disclosure VI. Return on Equity and Assets
Brenton Banks, Inc.
(Dollars in thousands)
December 31,                          1996         1995         1994


Return on average total assets:
  Net income (before deduction of
  minority interest)              $    14,618       11,058       10,698
  * divided by *
  Average assets                  $ 1,582,894    1,561,226    1,521,189

  Ratio                                  0.92%        0.71%        0.70%

Return on average common
  stockholders' equity:
  Net income                      $    14,015       10,407       10,107
  * divided by *
  Average common stockholders'
  equity                          $   119,170      115,183      111,949

  Ratio                                 11.76%        9.04%        9.03%

Common dividend payout ratio:
  Cash dividends per share        $     0.454        0.409        0.400
  * divided by *
  Net income per share            $      1.69         1.22         1.15

  Ratio                                 26.86%       33.58%       34.65%

Average equity to average assets:
  Average equity                  $   119,170      115,183      111,949
  * divided by *
  Average assets                  $ 1,582,894    1,561,226    1,521,189

  Ratio                                  7.53%        7.38%        7.36%

Equity to assets ratio:
  Common stockholders' equity
  excluding unrealized gains
  (losses) on assets available
  for sale                        $   120,877      118,175      115,547
  * divided by *
  Total assets excluding
  unrealized gains (losses) on
  assets available for sale       $ 1,631,018    1,581,421    1,586,444

  Ratio                                  7.41%        7.47%        7.28%
     245

December 31,                          1996         1995         1994

Tier 1 leverage capital ratio:
  Common stockholders' equity
  excluding unrealized gains
  (losses) on assets available
  for sale                        $   120,877      118,175      115,547
  Minority interest                     4,615        4,434        4,220
  Less: intangibles                    (2,704)      (5,282)      (5,499)
  Less: minimum MSR's to be
    deducted                             (115)          --           --
  Tier 1 capital                  $   122,673      117,327      114,268
  * divided by *
  Quarterly average total assets
  excluding unrealized gains
  (losses) on assets available
  for sale                          1,613,223    1,582,779    1,581,327
  Less: intangibles                    (2,704)      (5,282)      (5,499)
  Less: minimum MSR's to be
     deducted                            (115)          --           --
  Tier 1 assets                   $ 1,610,404    1,577,497    1,575,828

  Ratio                                  7.62%        7.45%        7.23%

Primary capital to assets:
  Common stockholders' equity
  excluding unrealized gains
  (losses) on assets available
  for sale                        $   120,877      118,175      115,547
  Minority interest                     4,615        4,434        4,220
  Allowance for loan losses            11,328       11,070       10,913
  Primary capital                 $   136,820      133,679      130,680
  * divided by *
  Total assets excluding
  unrealized gains (losses) on
  assets available for sale       $ 1,631,018    1,581,421    1,586,444
  Allowance for loan losses            11,328       11,070       10,913
  Allowable assets                $ 1,642,346    1,592,491    1,597,357

  Ratio                                  8.33%        8.40%        8.18%

Net Noninterest Margin:
  Noninterest income              $    23,327       17,847       16,593
  Less: Securities gains (losses)         321           (3)        (340)
  Less: Noninterest expense            56,091       55,051       56,657
  Net noninterest income              (33,085)     (37,201)     (39,724)
  * divided by *
  Year-to-date average assets     $ 1,582,894    1,561,226    1,521,189

  Ratio                                 -2.09%       -2.38%        -2.61%
     246

December 31,                          1996         1995         1994

Efficiency Ratio:
  Noninterest expense             $    56,091       55,051       56,657
  * divided by *
  Noninterest income                   23,327       17,847       16,593
  Less: Securities gains
    (losses)                              321           (3)        (340)
  Less: Loan gains (losses)                84         (232)         168
  T.E. net interest income             59,238       56,610       59,153
  Subtotal                             82,160       74,692       75,918

  Ratio                                 68.27%       73.70%        74.63%

     247